UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2018

PARSLEY ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street

Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2302

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Parsley Energy, Inc. Nonqualified Deferred Compensation Plan

On December 21, 2018, the Board of Directors (the “Board”) of Parsley Energy, Inc. (the “Company”) adopted the Parsley Energy, Inc. Nonqualified Deferred Compensation Plan (the “Plan”). The Plan is an unfunded nonqualified deferred compensation plan. The individuals who are eligible to participate in the plan are directors and employees serving in the position of Vice President or more senior, including the Company’s Named Executive Officers, who are selected by the Compensation Committee of the Board (the “Committee”) to participate in the Plan. The Committee is the administrator of the Plan.

Under the Plan and in accordance with applicable tax laws and the procedures established by the Committee, participants may elect to defer the receipt of the certain cash compensation, including, in the case of employee participants, up to 80% of base salary and all or a designated amount of bonus compensation and, in the case of directors, all or a designated portion of annual retainers and meeting fees. In addition, participants may also elect to defer receipt of all or a designated amount of restricted stock unit awards (“RSUs”) granted under the Parsley Energy, Inc. 2014 Long Term Incentive Plan (as amended and restated February 19, 2015). In addition to elective deferrals, the Plan also permits the Company to make matching and discretionary contributions to participant accounts, as the Company may determine from time to time in its sole discretion. Participants are fully vested at all times in their elective deferrals and Company matching and discretionary contributions. Deferred cash amounts are notionally invested in the available investment options elected by the participant, and all deferred RSUs are notionally invested in shares of the Company’s Class A Common Stock, par value $0.01 per share.

Generally, payment of deferred amounts are made (or commence in the case of installments) on the first scheduled payment date following the earliest to occur of (i) the distribution date specified in the participant’s deferral election, (ii) the participant’s “separation from service,” (iii) the participant’s death, (iv) the participant’s “disability,” or (v) the occurrence of a “change in control” (each quoted term as defined in the Plan). Scheduled payment dates are March 1 and September 1 of each year. All payments under the Plan payable in connection with a participant’s separation from service will be subject, if applicable, to delay to the extent required by Internal Revenue Code Section 409A. Participants may elect to receive payment in a lump sum or pursuant to a permissible installment schedule selected by the Committee.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Employment Agreements

On December 28, 2018, Parsley Energy Operations, LLC (the “Employer”), an indirect majority-owned subsidiary of the Company, entered into Amended and Restated Employment, Confidentiality and Non-Competition Agreements with each of Matthew Gallagher and Ryan Dalton and a Second Amended and Restated Employment, Confidentiality and Non-Competition Agreement with Colin Roberts (such agreements, collectively, the “Employment Agreements,” and, each of Messrs. Gallagher, Dalton and Roberts, the “Executives”).

The Employment Agreements each have an initial one-year term that will automatically renew for successive one-year periods until terminated. The Employment Agreements provide for annual base salaries of $550,000, $475,000 and $393,000 for Messrs. Gallagher, Dalton and Roberts, respectively, and an annual bonus amount as determined by the Committee. Mr. Gallagher’s agreement also provides that, subject to the Company’s policies relating to corporate aircraft, he will be eligible to utilize Company-provided aircraft for personal use in North America for up to 30 hours per calendar year and will not be required to reimburse the Company for costs relating to such use.

Pursuant to the Employment Agreements, in the event any of the Executive’s employment is terminated without “cause” or by the applicable Executive for “good reason” (each quoted term as defined in the Employment Agreements), the applicable Executive would be entitled to (i) a lump-sum cash payment equal to (A) two, in the case of Mr. Gallagher, and one and one-half, in the case of Messrs. Dalton and Roberts (in each case, the “Severance Multiple”), multiplied by (B)

the sum of (x) the applicable Executive’s base salary and (y) the average of the three most recent annual bonuses actually paid in the three-year period preceding the date of termination, (ii) if the applicable Executive were to elect to continue coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then he would be entitled to reimbursement for a period of up to 18 months for the difference between the amount he would pay to effect and continue such coverage and the employee contribution amount that he would pay if he were still an active employee, and (iii) outplacement services for up to 12 months in the case of Mr. Gallagher and six months in the case of Messrs. Dalton and Roberts following the termination date or such time as the applicable Executive obtains reasonably comparable employment, whichever is earlier (the benefits described in clauses (i), (ii) and (iii), collectively, the “Severance Benefits”). Additionally, upon a termination by the Employer without cause or a termination by the applicable Executive for good reason, (1) a prorated portion of the applicable Executive’s unvested outstanding time-based equity awards would immediately vest and (2) a prorated portion of the applicable Executive’s unvested outstanding performance-based equity awards would vest at the end of the applicable performance period based on the actual achievement of the applicable performance conditions through the end of the performance period.

In the event any of the Executives are terminated by reason of death or “disability” (as such term is defined in the Employment Agreements), the applicable Executive would be entitled to (i) a prorated portion of the annual bonus for the year in which such termination occurs based on the actual achievement of applicable performance conditions, (ii) acceleration of all of his unvested outstanding time-based equity awards, and (iii) acceleration of all of his unvested outstanding performance-based equity awards based upon target performance.

Upon a “change of control” (as such term is defined in the Employment Agreements), all unvested outstanding performance-based equity awards held by the Executives will immediately become vested based on the actual achievement of the applicable performance conditions measured from the first day of the applicable performance period through the date immediately prior to the change of control. Finally, if any of the Executives are terminated without cause or an Executive terminates his employment for good reason within the 12-month period following a change of control, then (i) the applicable Executive would be entitled to the Severance Benefits described above, provided that the Severance Multiple would be increased to three for Mr. Gallagher and two and one-quarter for Messrs. Dalton and Roberts, and (ii) all unvested outstanding time-based equity awards held by the applicable Executive would be accelerated in full.

The Employment Agreements also contain certain restrictive covenants, which require the Executives to preserve and protect certain confidential information and, for a one-year period following termination of employment (six months in the event of a termination without cause or for good reason), to refrain from competing with the Company or soliciting its employees. Additionally, the Employment Agreements require the execution of a release and continued compliance with the restrictive covenants to receive the severance benefits described above.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, which are attached as Exhibits to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description

10.1	Parsley Energy, Inc. Nonqualified Deferred Compensation Plan, effective as of December 21, 2018.

10.2	Amended and Restated Employment, Confidentiality and Non-Competition Agreement, dated December 28, 2018, by and between Parsley Energy Operations, LLC and Matt Gallagher.

10.3	Amended and Restated Employment, Confidentiality and Non-Competition Agreement, dated December 28, 2018, by and between Parsley Energy Operations, LLC and Ryan Dalton.

10.4	Second Amended and Restated Employment, Confidentiality and Non-Competition Agreement, dated December 28, 2018, by and between Parsley Energy Operations, LLC and Colin Roberts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Colin W. Roberts
Executive Vice President—General Counsel

Dated: December 28, 2018